Exhibit 99

RFM Announces Updated Credit Facility with Wells Fargo Bank

Providing Additional Liquidity and Flexibility

DALLAS--(BUSINESS WIRE)--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or “the Company”), a leading developer and supplier of components and M2M modules, today announced that it has reached an agreement on an updated credit facility with Wells Fargo Bank, National Association, part of Wells Fargo & Company (NYSE: WFC). The updated credit facility keeps in place RFM’s existing loans, which include a $3 million term loan (which has an unamortized balance of $1.7 million) and an $11 million revolver. The credit agreement expires in December, 2010.

"We are very pleased with the updated credit facility from Wells Fargo Bank, which facilitates our recently announced exit from the software and services business. We are executing a strategic plan to transform the company, becoming leaner and more focused while seeking to create a business model that aligns with our plan to return to profitability and positive cash flow in early calendar 2009. Wells Fargo has reviewed our operating plan and we have developed financial covenants with them that provide the liquidity and flexibility we need, as we take the necessary steps to lower our breakeven point, and hone our focus in order to take full advantage of our strengths in both components and modules. Currently, in addition to our cash on hand, we have $2 million of available borrowing capacity under this facility,” stated David M. Kirk, President and Chief Executive Officer of RFM. “Our relationship with Wells Fargo and their extensive experience as a lender to the technology sector continue to be an advantage to us.”

About Wells Fargo

Wells Fargo & Company is a diversified financial services company with $575 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (http://wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest credit rating from both Moody’s Investors Service, "Aaa," and Standard & Poor's Ratings Services, "AAA."

About RFM

RFM, headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications – from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RFM, please visit the Company’s website at www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, “the Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, the highly competitive market in which we operate, rapid changes in technologies that may displace products and services sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability. as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

CONTACT:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RFM
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com